Exhibit 99.1

NEWS RELEASE

Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the Third Quarter of Fiscal 2012

Third Quarter Revenue Up 12% from the Third Quarter of Fiscal 2011

SAN ANTONIO, Texas — November 13, 2012 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three and nine month periods ended September 30, 2012.

Revenue was $6.1 million for the third quarter of 2012, which was an increase of 12% from revenue of $5.4 million for the third quarter of 2011. Revenue for the nine months ended September 30, 2012, was $17.2 million, compared with $15.8 million for the nine months ended September 30, 2011, representing a 9% increase.

This revenue performance resulted from continued sales strength in the Company’s EFT Server products as a whole combined with increased maintenance and support (M&S) contract renewal sales across the majority of its product lines. The Company’s deferred revenue, plus contractual agreements under which revenue will be earned in future periods, grew to $10.3 million at September 30, 2012 from $8.2 million at September 30, 2011, an increase of 25%.

The Company reported a net loss of $2.7 million, or ($0.15) per share, in the third quarter of 2012, compared with net income of $611,000, or $0.03 per share, in the same quarter last year. The net loss for the third quarter of 2012 includes a $3.3 million, non-cash impairment charge related to the Company’s investment in and notes receivable from CoreTrace Corporation, which is an infrequent item. Excluding this non-cash impairment charge, on a non-GAAP basis, the Company would have reported net income for the third quarter of 2012 of $215,000 or $0.01 per share. A reconciliation between results on a GAAP basis with and a non-GAAP basis without this non-cash impairment charge will appear in the Company’s Form 10-Q filed with the Securities and Exchange Commission.

Adjusted EBITDA Excluding Infrequent Items was $1.1 million for the third quarter of 2012 compared with $980,000 for the same period in 2011. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

For the nine months ended September 30, 2012, the Company reported net loss of $3.1 million or ($0.17) per share compared with net income of $1.1 million or $0.06 per share for the comparable period in 2011. The net loss for the 2012 period also includes the $3.3 million, non-cash impairment charge related to the Company’s investment in and notes receivable from CoreTrace Corporation, which is an infrequent item.

Adjusted EBITDA Excluding Infrequent Items was $1.7 million for the nine months ended September 30, 2012 compared with $2.7 million for the same period in 2011.

For the first nine months of 2012, net cash provided by operating activities was $2.9 million compared with net cash provided by operating activities of $2.3 million during the first nine months of 2011. This improved cash flow resulted from the continuing increase in bookings for product sales and services to be delivered and recognized as revenue in future periods as evident by the increase in deferred revenue.

“We achieved revenue growth of 9% in the nine months ended September 30, 2012 and increased our deferred revenue 32% compared with the same period in 2011. These increases came primarily from our enterprise managed file transfer solutions, including our cloud-based subscription services, and continued strong maintenance and support contract renewal activity, ” said Jim Morris, Chief Executive Officer of Globalscape. “While we regret the circumstances surrounding the impairment of our investment in CoreTrace Corporation, we are pleased to have generated significant cash flow from operations and positive operating results exclusive of that infrequent event.”

Conference Call November 13, 2012 at 4:30 p.m. ET

Globalscape management will hold a conference call Tuesday, November 13, 2012 to discuss the third quarter 2012 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-877-941-4774 and use Conference ID # 4574727. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 13, 2012.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, Globalscape has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.

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GlobalSCAPE, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share amounts)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,253	$8,861
Accounts receivable (net of allowance for doubtful accounts of $68 and $170 on September 30, 2012 and December 31, 2011, respectively)	3,099	3,433
CoreTrace receivable	—	761
Federal income tax receivable	420	244
Current deferred tax assets	618	938
Prepaid expenses	304	239

Total current assets	14,694	14,476

Fixed assets, net	1,302	1,067
Long term investments	3,045	3,000
Investment—CoreTrace	—	2,278
Intangible assets, net	4,152	4,815
Goodwill	12,712	12,712
Deferred tax asset	88	—
Other assets	41	30

Total assets	$36,034	$38,378

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$352	$591
Accrued expenses	1,194	1,396
TappIn earn out, current portion	3,343	3,303
Long term debt, current portion	1,320	1,276
Deferred revenue	7,966	6,248

Total current liabilities	14,175	12,814

Deferred tax liabilities	—	573
Deferred revenue, non-current portion	1,591	1,383
Other long term liabilities	60	54
TappIn earn out, non-current portion	3,694	3,694
Long term debt, non-current portion	4,728	5,724

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,821,547 and 18,691,947 issued September 30, 2012 and December 31, 2011, respectively	19	19
Additional paid-in capital	14,235	13,478

Treasury stock, 403,581 shares, at cost, at September 30, 2012 and December 31, 2011.	(1,452)	(1,452)
Retained earnings	(1,016)	2,091

Total stockholders’ equity	11,786	14,136

Total liabilities and stockholders’ equity	$36,034	$38,378

GlobalSCAPE, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Operating Revenues:
Software licenses	$2,528	$2,859	$7,424	$8,525
Maintenance and support	3,054	2,020	8,294	5,596
Professional services	274	439	1,013	1,366
Other	222	99	442	284

Total Revenues	6,078	5,417	17,173	15,771
Operating Expenses:
Cost of revenues	331	451	962	1,349
Selling, general and administrative expenses	4,136	3,450	12,532	10,156
Research and development expenses	822	811	2,660	2,359
Affiliated entity asset impairment	3,264	—	3,264	—
Depreciation and amortization	314	174	951	570

Total operating expenses	8,867	4,886	20,369	14,434

Income (loss) from operations	(2,789)	531	(3,196)	1,337
Other (expense) income, net	(11)	9	(138)	23

Income (loss) before income taxes	(2,800)	540	(3,334)	1,360
(Benefit) provision for income taxes	(86)	(71)	(227)	220

Net income (loss)	$(2,714)	$611	$(3,107)	$1,140

Comprehensive income (loss)	$(2,714)	$611	$(3,107)	$1,140

Net income (loss) per common share—
Basic	$(0.15)	$0.03	$(0.17)	$0.06
Diluted	$(0.15)	$0.03	$(0.17)	$0.06

Weighted average shares outstanding:
Basic	18,398	18,121	18,336	18,020
Diluted	18,398	18,689	18,336	18,724

GlobalSCAPE, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the nine months ended September 30,
	2012	2011
Operating Activities:
Net income (loss)	$(3,107)	$1,140
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Bad debt expense (recoveries)	(55)	(172)
Depreciation and amortization	951	570
Stock-based compensation	711	792
Deferred taxes	(341)	(127)
Excess tax deficiency from share-based compensation	2	(97)
Affiliated entity asset impairment	3,264	—
Other	40	—
Changes in operating assets and liabilities:
Accounts receivable	314	102
CoreTrace receivable	(150)	(373)
Prepaid expenses	(65)	49
Federal income tax	(178)	69
Other assets	(11)	(8)
Accounts payable	(239)	112
Accrued expenses	(202)	(326)
Deferred revenues	1,926	330
Other long-term liabilities	6	209

Net cash provided by (used in) operating activities	2,866	2,270

Investing Activities:
Purchase of property and equipment	(210)	(123)
Software development costs	(313)	—
Interest on long term investments	(45)	—

Net cash provided by (used in) investing activities	(568)	(123)
Financing Activities:
Proceeds from exercise of stock options	48	267
Tax deficiency from share-based compensation	(2)	(97)
Notes payable principle payments	(952)	—

Net cash provided by (used in) financing activities	(906)	170
Net increase in cash	1,392	2,317
Cash at beginning of period	8,861	11,087

Cash at end of period	$10,253	$13,404

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest on notes payable	$248	$—

Income taxes	$271	$472

GlobalSCAPE, Inc.

Adjusted EBITDA Excluding Infrequent Items

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss)	(2,714)	611	(3,107)	1,140
Add (subtract) items to determine adjusted EBITDA excluding infrequent items
Income tax expense	(86)	(71)	(227)	220
Other expense	11	(9)	138	(23)
Depreciation and amortization	314	174	951	570
Stock-based compensation expense	283	275	711	792
Affiliated entity asset impairment	3,264	—	3,264	—

Adjusted EBITDA	$1,072	$980	$1,730	$2,699

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.